UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

         Date of Report (date of earliest event reported): May 26, 2010


                             AMERICAN TELSTAR, INC.
               (Exact name of registrant as specified in charter)

          Colorado                     000-52387                  84-1052279
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

                        730 W. Randolph Street, Suite 600
                                Chicago, IL 60661
                    (Address of principal executive offices)

                               444 Park Forest Way
                              Wellington, FL 33414
                 (Former Address of principal executive offices)

                                  312-454-0015
                           (Issuer's Telephone Number)

                                   Copies to:
                             Kristen A. Baracy, Esq.
                             Synergy Law Group, LLC
                       730 West Randolph Street, Suite 600
                                Chicago, IL 60661
                     Phone: 312-454-0015 - Fax: 312-454-0261

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act AMERICAN TELSTAR, INC.

                           Current Report on Form 8-K

                                  May 27, 2010

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On May 26, 2010, Lisa Guise, (the "Purchaser"), entered into a Stock Purchase Agreement (the "Purchase") with Pride Equities, Inc. and Charles Calello (collectively "Seller") pursuant to which the Seller sold an aggregate of 493,750 shares of Common Stock of American Telstar, Inc., a Colorado corporation (the "Company"), representing approximately 75.94% of the total issued and outstanding shares of Common Stock of the Company, for a total purchase price of $175,000.

Upon the closing of the Purchase, the Purchaser acquired 493,750 shares of Common Stock, or approximately 75.94% of the issued and outstanding Common Stock and attained voting control of the Company.

We are presently authorized to issue 500,000,000 shares of common stock. As of May 26, 2010, there are 650,225 shares of Common Stock issued and outstanding.

The following table sets forth certain information as of May 26, 2010 with respect to the beneficial ownership of the Company's outstanding common stock. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned.

                                                               Percentage of
                                      Common Stock             Common Stock
Name of Beneficial Owner           Beneficially Owned      Beneficially Owned(1)
------------------------           ------------------      ---------------------

Lisa Guise                              493,750                     75.94%

Ranji Bedi                               95,000                     14.61%

Officers and Directors
 as a group (1 person)                  493,750                     75.94%

----------
1. Percentage ownership is based on an assumption of 650,225 shares of common stock outstanding as of May 26, 2010. There are no outstanding options, warrants or other securities convertible into our Common Stock.

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
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective May 26, 2010, Charles Calello resigned as President and Chief Executive Officer of the Company, and Peter Porath resigned as Vice-President, Secretary, Treasurer and Chief Financial Officer of the Company and elected Ms. Lisa Guise as President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company. Mr. Calello and Mr. Porath have submitted resignations as directors of the Company to become effective ten days following the filing of the Company's Schedule 14f-1, at which time Ms. Guise will be elected to serve as the Company's sole director.

There are no material proceedings known to the Company to which any director, officer or affiliate of the Company or any owner of record or beneficially of more than 5% of any class of voting securities of the Company or any affiliate of such persons is a party adverse to the Company or has a material interest adverse to the Company. There are no legal proceedings known to the Company that are material to the evaluation of the ability or integrity of any of the directors or executive officers.

LISA GUISE

Lisa Guise is a director of the Company. Ms. Guise graduated Syracuse University. Ms. Guise received her Bachelor's of science degree in speech communications in 1991. Over the past few years Ms. Guise has been an independent business consultant. Her experience includes working with management of privately-held companies to maximize productivity as well as general corporate matters. Ms. Guise has experience in various industries including fitness and transportation.

ITEM 8.01 OTHER EVENTS

Concurrent with the Purchase disclosed in Item 1.01 above, the Company changed the location of its principal executive offices from 444 Park Forest Way, Wellington, FL 33414 to 730 W. Randolph Street, Suite 600, Chicago, IL 60661 and its telephone number from (561) 798-4294 to (312) 454-0015.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                AMERICAN TELSTAR, INC.


May 27, 2010                                    By /s/ Lisa Guise
                                                  ------------------------------
                                                Name:  Lisa Guise
                                                Title: President



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